                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY





                         REGISTRATION RIGHTS AGREEMENT

                                  by and among

                            WRT ENERGY CORPORATION,

                              DLB OIL & GAS, INC.

                                      and
                             WEXFORD MANAGEMENT LLC

                           Dated as of July 10, 1997




                                   (PAGE)

                               TABLE OF CONTENTS

                                                                     Page
1.  DEFINITIONS.....................................................

2.  REGISTRATION UNDER THE SECURITIES ACT...........................

    2.1  DEMAND REGISTRATION........................................
    2.2  INCIDENTAL REGISTRATION....................................
    2.3  SHELF REGISTRATION.........................................
    2.4  EXPENSES...................................................
    2.5  UNDERWRITTEN OFFERINGS.....................................
    2.6  POSTPONEMENTS..............................................

3.  HOLDBACK ARRANGEMENTS...........................................

    3.1  RESTRICTIONS ON SALE BY HOLDERS............................
    3.2  RESTRICTIONS ON SALE BY THE COMPANY AND OTHERS.............

4.  REGISTRATION PROCEDURES.........................................

    4.1  OBLIGATIONS OF THE COMPANY.................................
    4.2  SELLER INFORMATION.........................................
    4.3  NOTICE TO DISCONTINUE......................................

5.  INDEMNIFICATION; CONTRIBUTION...................................

    5.1  INDEMNIFICATION BY THE COMPANY.............................
    5.2  INDEMNIFICATION BY HOLDERS.................................
    5.3  CONDUCT OF INDEMNIFICATION PROCEEDINGS.....................
    5.4  CONTRIBUTION...............................................
    5.5  OTHER INDEMNIFICATION......................................
    5.6  INDEMNIFICATION PAYMENTS...................................

6.  GENERAL.........................................................

    6.1  ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES...............
    6.2  REGISTRATION RIGHTS TO OTHERS..............................
    6.3  AMENDMENTS AND WAIVERS.....................................
    6.4  NOTICES....................................................
    6.5  SUCCESSORS AND ASSIGNS.....................................
    6.6  COUNTERPARTS...............................................
    6.7  DESCRIPTIVE HEADINGS, ETC..................................
    6.8  SEVERABILITY...............................................
    6.9  GOVERNING LAW..............................................
    6.10  REMEDIES; SPECIFIC PERFORMANCE............................
    6.11  ENTIRE AGREEMENT..........................................
    6.12  NOMINEES FOR BENEFICIAL OWNERS............................
    6.13  CONSENT TO JURISDICTION...................................
    6.14  FURTHER ASSURANCES........................................
    6.15  NO INCONSISTENT AGREEMENTS................................
    6.16  CONSTRUCTION..............................................

          REGISTRATION RIGHTS AGREEMENT (this or the "Agreement") dated as of July 10, 1997, by and among WRT Energy Corporation, a Delaware corporation (the "Company"), DLB Oil & Gas, Inc., an Oklahoma corporation ("DLB"), and Wexford Management LLC, a Delaware limited liability company, on behalf of its affiliated investment funds ("Wexford").

                             W I T N E S S E T H :
          WHEREAS, the predecessor to the Company has emerged from bankruptcy pursuant to Chapter 11 of the United States Bankruptcy Code;

          WHEREAS, pursuant to the Debtor's and DLBW's First Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code (the "Reorganization Plan"), DLB and Wexford were issued and acquired certain securities of the Company;

          WHEREAS, the Company has entered into (i) a Commitment Agreement, dated as of January 20, 1997, by and among the Company, DLB and Wexford (the "Commitment Agreement") and (ii) a Subscription Rights Agreement, dated as of May 5, 1997, by and between the Company and the Disbursing Agent (as therein defined) (the "Subscription Agreement"), pursuant to which the Company issued and DLB and Wexford acquired those certain securities of the Company; and

          WHEREAS, in order to induce DLB and Wexford to enter into the Commitment Agreement and to participate in the Subscription Agreement, the Company agreed to provide certain registration rights on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

               "Affiliate" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and (ii) with respect to any individual, shall also mean the spouse, sibling, child, step-child, grandchild, niece, nephew or parent of such Person, or the spouse thereof.

               "Agents" shall have the meaning set forth in Section 5.1.

               "Agreement" shall have the meaning set forth in the preamble.

               "Blackout Notice" shall have the meaning set forth in Section
2.6.

               "Blackout Period" shall have the meaning set forth in Section
2.6.


                                (Page    of   )

               "Claims" shall have the meaning set forth in Section 5.1.

               "Commitment Agreement" shall have the meaning set forth in the preamble.

               "Common Shares" shall mean shares of common stock, par value $0.01 per share, of the Company.

               "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

               "Demand Registration" shall mean a registration required to be effected by the Company, pursuant to Section 2.1.

               "DLB" shall have the meaning set forth in the preamble.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any similar or successor statute.

               "Holders" shall mean each of DLB and Wexford for so long as either of them owns any Registrable Securities and such of their respective heirs, successors and permitted assigns who acquire Registrable Securities, directly or indirectly, from either DLB or Wexford (or any subsequent Holder), for so long as such heirs, successors and permitted assigns own any Registrable Securities.

               "Holders' Counsel" shall mean, for purposes of this Agreement, one firm of counsel (per registration) to the Holders participating in such registration, which counsel shall be selected (i) in the case of a Demand Registration, by the Initiating Holder and (ii) in all other cases, by the Holders of a majority of the Registrable Securities requested to be included in an Incidental Registration.

               "Holders of the Registration" shall mean, with respect to a particular registration, one or more Holders who would hold the Registrable Securities to be included in such registration. "Incidental Registration" shall mean a registration required to be effected by the Company pursuant to
Section 2.2.

               "Initiating Holder" shall mean, with respect to a particular registration, the Holder who initiated the Request for such registration.

               "Inspectors" shall have the meaning set forth in Section 4.1(g).

               "NASD" shall mean the National Association of Securities Dealers, Inc.




                                  (Page    of   )

               "Person" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

               "Prospectus" shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

               "Records" shall have the meaning set forth in Section 4.1(g).

               "Registrable Securities" shall mean (i) any Common Shares issued and delivered to the Holders pursuant to the Reorganization Plan, the Commitment Agreement and the Subscription Agreement; (ii) any Common Shares otherwise or hereafter purchased or acquired by the Holders or their Affiliates and (iii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable to the Holders with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clauses (i) and (ii) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, or (D) such securities shall have ceased to be outstanding.

               "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement by the Company and its subsidiaries, including, without limitation (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the



                                    (Page   of  )
preparation of a blue sky memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, any underwriting agreements, transmittal letters, securities sales agreements, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company, (v) the fees and disbursements of Holders' Counsel, (vi) the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letters) and the fees and expenses of other Persons, including experts, retained by the Company, (vii) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities which are customarily borne by the issuer, (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and (x) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties); provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities; and provided, further, that in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event; and provided, further, that in the event the Company shall, in accordance with Section 2.2 or Section 2.6 hereof, not register any securities with respect to which it had given written notice of its intention to register to Holders, notwithstanding anything to the contrary in the foregoing, all of the costs incurred by the Holders in connection with such registration shall be deemed to be Registration Expenses.

               "Registration Statement" shall mean a registration statement of the Company which covers any Registrable Securities requested to be included therein pursuant to the provisions of this Agreement on an appropriate form and in accordance with the Securities Act and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

               "Reorganization Plan" shall have the meaning set forth in the preamble.



                                   (Page   of  )

               "Request" shall have the meaning set forth in Section 2.1(a).

               "SEC" shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.

               "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any similar or successor statute.

               "Shelf Registration" shall have the meaning set forth in Section 2.1(a).

               "Subscription Agreement" shall have the meaning set forth in the preamble.

               "Underwriters" shall mean the underwriters, if any, of the offering being registered under the Securities Act.

               "Underwritten Offering" shall mean a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

               "Wexford" shall have the meaning set forth in the preamble.

               "Withdrawn Demand Registration" shall have the meaning set forth in Section 2.1(a).

              "Withdrawn Request" shall have the meaning set forth in Section 2.1(a).

2.  REGISTRATION UNDER THE SECURITIES ACT

     2.1  Demand Registration.

          (a) Right to Demand Registration. (i) At any time or from time to time the Holders holding at least 20% of the Registrable Securities shall have the right to request in writing (a "Request") that the Company register all or part of such Holder's Registrable Securities by filing with the SEC a Registration Statement.

          (ii) The Request shall specify the amount of Registrable Securities intended to be disposed of by each such Holder and the intended method of disposition thereof.

          (iii) As promptly as practicable, but no later than ten (10) days after receipt of a Request, the Company shall give written notice of such requested registration to all Holders.

                                   (Page   of  )

          (iv) Subject to Section 2.1(b), the Company shall include in a Demand Registration (A) the Registrable Securities intended to be disposed of by the Initiating Holder and (B) the Registrable Securities intended to be disposed of by any other Holder, if any, which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within twenty (20) days after the receipt of such written notice from the Company.

          (v) The Company shall, as expeditiously as possible following a Request, use its best efforts to cause to be filed with the SEC a Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Request or further requests (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration") if so requested and if the Company is then eligible to use such a registration). The Company shall use its best efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Registration Statement continuously effective for the period specified in Section 4.1(b).

          (vi) A Request may be withdrawn prior to the filing of the Registration Statement by the Holders of the Registration (a "Withdrawn Request") and a Registration Statement may be withdrawn prior to the effectiveness thereof by the Holders of the Registration (a "Withdrawn Demand Registration"). The registration rights granted pursuant to the provisions of this Section 2.1 shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

          (b) Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering within a price range acceptable to the Holders of the Registration (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering, the Registrable Securities requested to be included in the Demand Registration by the Holders allocated pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by each of them. In the event the Company shall not, by virtue of this Section 2.1(b), include in any


                                    (Page   of  )

Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Demand Registration, such Holder may, upon written notice to the Company given within five days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holder not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.

          (c) Underwriting; Selection of Underwriters. (i) If the Initiating Holder so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a firm commitment Underwritten Offering; and such Initiating Holder may require that the other Holders, if any, participating in such registration sell its Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to the Initiating Holder.

          (ii) If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holder, subject to the approval of the Company (such approval not to be unreasonably withheld).

          (d) Registration of Other Securities. Whenever the Company shall effect a Demand Registration, no securities other than the Registrable Securities shall be covered by the related registration or offering unless the Holders of a majority of the Registrable Securities requested to be included in such Demand Registration shall have consented in writing to the inclusion of such other securities.

          (e) Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is 90 days after the date that a Registration Statement filed pursuant to such Request has been declared effective by the SEC or, if the Holders shall withdraw such Request or such Registration Statement, on the date of such Withdrawn Request or such Withdrawn Registration Statement, the Company shall not, without the consent of the Holders of a majority of the Registrable Securities requested to be included in such Demand Registration, file a registration statement pertaining to any other securities of the Company.

          (f)  Registration Statement Form.  Registrations under this Section
2.1 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Initiating Holder, and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration.



                                 (Page   of  )

     2.2  Incidental Registration

          (a) Right to Include Registrable Securities. (i) If the Company at any time or from time to time proposes to register any of its securities under the Securities Act (other than in a registration on Forms S-4 or S-8 or any successor form to such forms) whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account (and other than pursuant to Section 2.1), the Company shall deliver prompt written notice (which notice shall be given at least thirty (30) days prior to such proposed registration) to the Holders of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of the Holders' right to participate in such registration under this Section 2.2 as hereinafter provided.

          (ii)  Subject to the other provisions of this Section 2.2(a) and
Section 2.2(b), upon the written request of any Holder (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) made within twenty (20) days after the receipt of such written notice, the Company shall include in such registration all Registrable Securities requested by any Holder to be so registered (an "Incidental Registration"), to the extent requisite to permit the disposition (in accordance with the intended distribution arrangements thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the Company proposes to register and shall use its best efforts cause such Registration Statement to become and remain effective with respect to such Registrable Securities in accordance with the registration procedures set forth in Section 4.

          (iii) If an Incidental Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter of the price at which such securities are to be sold, the Company shall so advise each participating Holder.

          (iv) The Holders requesting inclusion in an Incidental Registration may, at any time prior to the effective date of the Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

          (v) If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in

                                 (Page   of  )
connection therewith), without prejudice, however, to the rights of Holders to cause such registration to be effected as a registration under Section 2.1 and
(B) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond one hundred and twenty (120) days from the date the Company received a request to include Registrable Securities in such Incidental Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph.

          (vi) There is no limitation on the number of such Incidental Registrations pursuant to this Section 2.2 which the Company is obligated to effect.

          (vii) The registration rights granted pursuant to the provisions of this Section 2.2 shall be in addition to the registration rights granted pursuant to the other provisions of this Section 2.

          (b) Priority in Incidental Registration. If an Incidental Registration involves an Underwritten Offering on a firm commitment basis, and the sole or the lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account (but solely to the extent that the proceeds thereof shall not be used to purchase Common Shares or other securities of the Company), (B) second, the Registrable Securities requested to be included in such registration by the Holders, allocated pro rata in proportion to the number of Registrable Securities requested to be included in such registration by each of them and
(C) third, other securities of the Company to be registered on behalf of any other Person and (ii) in the case of a registration initiated by a Person other than the Company, (A) first, the securities requested to be included in such registration by the Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them and (B) second, the Registrable Securities that the Holders propose to register, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them,
(C) third, the securities that the Company proposes to register for its own account; and (D) fourth, other securities of the Company to be registered on behalf of any other Person; provided, however, that in the event the Company will not, by virtue of this Section 2.2(b),


                                  (Page    of   )
include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and any other Holder shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration on the same terms as set forth above.

     2.3 Shelf Registration. If a request made pursuant to Section 2.1 is for a Shelf Registration, the Company shall use its best efforts to keep the Shelf Registration continuously effective through the date on which all of the Registrable Securities covered by such Shelf Registration may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect); provided, however, that prior to the termination of such Shelf Registration, the Company shall first furnish to each Holder participating in such Shelf Registration (i) an opinion, in form and substance satisfactory to the Holders of the Registration, of counsel for the Company satisfactory to the Holders of the Registration stating that such Registrable Securities are freely salable pursuant to Rule 144(k) under the Securities Act (or any successor provision having similar effect) or (ii) a letter from the staff of the SEC stating that the SEC would not recommend enforcement action if the Registrable Securities included in such Shelf Registration were sold in a public sale other than pursuant to an effective registration statement.

     2.4 Expenses. The Company shall pay all Registration Expenses in connection with any Demand Registration, Incidental Registration or Shelf Registration, whether or not such registration shall become effective and whether or not all Registrable Securities originally requested to be included in such registration are withdrawn or otherwise ultimately not included in such registration. Each Holder shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of such Holder's Registrable Securities pursuant to any registration pursuant to this Section 2.

     2.5  Underwritten Offerings.

          (a) Demand Underwritten Offerings. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to each Holder participating in such offering and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.


                                   (Page   of  )

          (b) Holders to be Parties to Underwriting Agreement. The Holders of such Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by Section 2 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement.

          (c) Underwritten Registration. Notwithstanding anything herein to the contrary, no Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

          2.6 Postponements. (a) The Company shall be entitled to postpone a Demand Registration and to require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below) (i) if the Board of Directors of the Company determines in good faith that effecting such a registration or continuing such disposition at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Company,
(ii) if the Company is in possession of material information which the Board of Directors of the Company determines in good faith is not in the best interests of the Company to disclose in a registration statement at such time or (iii) if the Company has delivered a notice pursuant to Section 2.2 that it is undertaking an underwritten offering in which the Holders will be entitled to exercise their incidental registration rights; provided, however, that the Company may only delay a Demand Registration and require the Holders to discontinue the disposition of their securities covered by a Shelf Registration pursuant to this Section 2.6 for a reasonable period of time not to exceed 180 days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "Blackout Period").




                                    (Page   of  )

          (b) There shall not be more than one Blackout Period in any 12-month period.

          (c) The Company shall promptly notify the Holders in writing (a "Blackout Notice") of any decision to postpone a Demand Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration pursuant to this Section 2.6 and shall include a general statement of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the Company promptly to notify the Holders as soon as a Demand Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume.

          (d) In making any determination to initiate or terminate a Blackout Period, the Company shall not be required to consult with or obtain the consent of any Holder, and any such determination shall be the Company's sole responsibility.

          (e) Each Holder shall treat all notices received from the Company pursuant to this Section 2.6 in the strictest confidence and shall not disseminate such information.

          (f) If the Company shall postpone the filing of a Registration Statement, the Holders who were to participate therein shall have the right to withdraw the request for registration. Any such withdrawal shall be made by giving written notice to the Company within thirty (30) days after the Blackout Notice.

          (g) If a Blackout Notice is made, the Blackout Period so initiated shall be in effect, even if the request for registration is subsequently withdrawn by the Holders.

          2.7 Inclusion of Information. The Company agrees to include in any Registration Statement under this Agreement all information which any selling Holder, upon advice of counsel, shall reasonably request.

3.     HOLDBACK ARRANGEMENTS

          3.1 Restrictions on Sale by Holders. Each Holder agrees, by acquisition of such Registrable Securities, if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to effect any public sale or distribution, including a sale pursuant to Rule 144 (or any successor provision having similar effect) under the Securities Act of any Registrable Securities or any other equity security of the Company (or any security convertible into or exchangeable or exercisable for any equity security of the Company) (except as part of such underwritten registration), during the nine business days (as such term is used in Rule 10b-6 under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 180 days, beginning on the effective date of the applicable Registration Statement.


                                    (Page   of  )

          3.2 Restrictions on Sale by the Company and Others. The Company agrees (i) if timely requested in writing by the sole or lead managing Underwriter in an Underwritten Offering of any Registrable Securities, not to effect any public sale or distribution of any of the Company's equity securities (or any security convertible into or exchangeable or exercisable for any of the Company's equity securities) during the nine business days (as such term is used in Rule 10b-6 under the Exchange Act) prior to, and during the time period reasonably requested by the sole or lead managing Underwriter not to exceed 180 days, beginning on the effective date of the applicable Registration Statement (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms) and (ii) it will cause each of its directors, officers and holders of five percent (5%) or more of its Common Shares purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to so agree.

4.     REGISTRATION PROCEDURES

          4.1 Obligations of the Company. Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as possible:

               (a) prepare and file with the SEC (promptly, and in any event within ninety (90) days after receipt of a request to register Registrable Securities pursuant to a Registration Statement) the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its best efforts to cause such Registration Statement to become effective (provided, that the Company may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.2, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall (i) provide Holders' Counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Holders' Counsel, (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holder's Counsel, any selling Holder or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder; and (iii) notify Holders' Counsel and each Holder selling Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;


                                   (Page   of  )

               (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, that except with respect to any Shelf Registration, such period need not extend beyond nine (9) months after the effective date of the Registration Statement; and provided further, that with respect to any Shelf Registration, such period need not extend beyond the time period provided in
Section 2.3, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the ninety (90) day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

               (c) furnish, without charge, to each Holder selling such Registrable Securities and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such Holder selling Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

               (d) prior to any public offering of Registrable Securities, use its best efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any Holder selling Registrable Securities covered by such Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request (provided such registration or qualification shall be required), and continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that the Company shall not be required to
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;


                                   (Page   of  )

               (e) use its best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Holders selling such Registrable Securities to consummate their disposition;

               (f) promptly notify each Holder of Registrable Securities covered by such Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or
(B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.5(b) cease to be true and correct in all material respects and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses
(ii) through (vii) of this Section 4.1(f), the Company shall promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended);



                                   (Page   of  )

               (g) make available for inspection by any Holder selling Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be necessary, in the opinion of such Holders' and such Underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

                (h) obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and to the Holders of the Registration, and furnish to each Holder participating in the offering and to each Underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and Underwriter (in the case of the opinion and the "cold comfort" letter);

               (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

               (j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than ninety
(90) days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company's calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;




                                 (Page   of  )

               (k) use its best efforts to cause all such Registrable Securities to be listed (i) on the same principal securities exchanges, the NASD Automated Quotation System or other markets within the United States of America, if any, as shares of the Company's securities are then listed or quoted or (ii) if securities of the Company are not at the time listed or quoted on any such exchanges or markets (or if the listing of Registrable Securities is not permitted under the rules of each such exchanges or markets on which the Company's securities are then listed or quoted), then on a national securities exchange designated by the Holders;

               (l) keep each Holder selling Registrable Securities advised in writing as to the initiation and progress of any registration under Section 2 hereunder;

               (m) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and other customary closing documents;

               (n) cooperate with each Holder selling Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

               (o) furnish to each Holder selling Registrable Securities and the sole or lead managing Underwriter, if any, without charge, at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

               (p) cooperate with the Holders selling such Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the Holders selling the Registrable Securities at least three business days prior to any sale of Registrable Securities;





                                 (Page   of  )

               (q) if requested by the sole or lead managing Underwriter or any Holder selling Registrable Securities, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities; and

               (r) use its best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

     4.2 Seller Information. The Company may require each Holder selling Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing; provided, that such information shall be used only in connection with such registration.

               If any Registration Statement or comparable statement under "blue sky" laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company and (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state "blue sky" or securities law then in force, the deletion of the reference to such Holder.





                                 (Page   of  )

     4.3 Notice to Discontinue. Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(f)(ii) through
(vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).

5.  INDEMNIFICATION; CONTRIBUTION.

     5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors, partners, members, shareholders, employees, Affiliates and agents (collectively, "Agents") and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), offering circular or other document (including any related registration statement, notification or the like) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein. The Company shall also indemnify any Underwriters of the Registrable Securities, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the



                                 (Page   of  )
indemnification of the Holders. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 5 and shall survive the transfer of securities by such Holder or Underwriter.

     5.2 Indemnification by Holders. Each Holder selling Registrable Securities agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such Registrable Securities and its Agents and each Person who controls the Company or any such Underwriter (within the meaning of the Securities Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), offering circular or other document related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder or Underwriter.

     5.3 Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 5 and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying


                                 (Page   of  )
party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within ten (10) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and
(3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

     5.4  Contribution.  (a)  If the indemnification provided for in Section
5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

                                 (Page   of  )

              (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 5.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 5.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     5.5 Other Indemnification. Indemnification equivalent to that specified in the preceding Sections 5.1 and 5.2 shall be given by the Company and each Holder selling Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

     5.6 Indemnification Payments. The Company shall make advances to the indemnified parties hereunder of any expenses incurred by such parties in connection with any proceeding or investigation, as and when bills are received or any expense is incurred.

6.  GENERAL

     6.1 Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.





                                 (Page   of  )

     6.2 Registration Rights to Others. The Company has not previously entered into an agreement with respect to its securities granting any registration rights to any Person. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders and (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Agreement, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to the Holders.

     6.3 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Holders; provided, however, that nothing herein shall prohibit any amendment, modification, supplement, waiver or consent the effect of which is limited only to such Holder who has agreed to such amendment, modification, supplement, waiver or consent.

     6.4 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telecopier, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties in accordance with the provisions of this Section:

               (i)  If to the Company, to:
                    WRT Energy Corporation
                    3303 FM 1960 West, Suite 460
                    Houston, Texas  77057
                    Attn:  Mr. Gary C. Hanna
                    Telecopy:  (281) 583-0219
                    Telephone: (281) 583-8958

                    With a copy to:

                    Schulte Roth & Zabel LLP
                    900 Third Avenue
                    New York, NY  10022
                    Attn:  Jeffrey S. Sabin, Esq.
                    Telecopy: (212) 593-5955
                    Telephone: (212) 756-2290



                                 (Page   of  )

               (ii)  If to DLB or Wexford, to:

                     DLB Oil & Gas, Inc.
                     1601 N.W. Expressway
                     Suite 700
                     Oklahoma City, OK  73118-1401
                     Attn:  Mark Liddell
                     Telecopy:  (405) 848-9449
                     Telephone:  (405) 848-8808

                     and

                    Wexford Management LLC
                    411 West Putnam Avenue
                    Greenwich, CT  06830
                    Attn:  Arthur Amron, Esq.
                    Telecopy:  (203) 862-7461
                    Telephone:  (203) 862-7400

                    With a copy to:

                    Schulte Roth & Zabel LLP
                    900 Third Avenue
                    New York, NY  10022
                    Attn:  Jeffrey S. Sabin, Esq.
                    Telecopy: (212) 593-5955
                    Telephone: (212) 756-2290

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

     6.5 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Holder without the consent of the other parties hereto, except to another Holder; provided, however, that this Agreement and any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable at the discretion of DLB or Wexford in connection with the sale or other transfer of any or all of their Registrable Securities without the consent of any other party hereto. In the event any heir, successor or permitted assign of any Holder shall take and hold any Registrable Securities of such Holder, then such heir, successor or permitted assign (i) shall promptly notify the Company and (ii) upon taking and holding such Registrable Securities, such heir, successor or permitted assign shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and


                                 (Page   of  )
provisions of this Agreement (and shall, for all purposes, be deemed a Holder under this Agreement). For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, liquidation, dissolution, sale of substantially all of its assets, or similar transaction.

     6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

     6.7 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

     6.8 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     6.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).



                              (Page   of  )

     6.10 Remedies; Specific Performance. The parties hereto acknowledge that money damages may not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction pursuant to Section 6.13 hereof, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

     6.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Company and the other parties to this Agreement with respect to such subject matter.

     6.12 Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.





                                 (Page   of  )

     6.13 Consent to Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and irrevocably waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Agreement or the subject matter may not be enforced in or by such court. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or provided for in Section 6.4 of this Agreement, such service to become effective ten (10) days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section.

     6.14 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     6.15 No Inconsistent Agreements. The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

     6.16 Construction. The Company, DLB and Wexford acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Company, DLB and Wexford.





                                   (Page   of  )

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                       WRT ENERGY CORPORATION

                                       \-------------------------------\
                                       By:
                                       Title:


                                       DLB OIL & GAS, INC.

                                       \-------------------------------\
                                       By:
                                       Title:


                                       WEXFORD MANAGEMENT LLC

                                       \-------------------------------\
                                       By:
                                       Title:






                                   (Page   of  )